Exhibit 99.1

                                  PRESS RELEASE

         BIO-CLEAN, INC. ANNOUNCES CHANGE OF NAME TO GLOBAL NUTECH, INC.

Huntington Beach, CA - Marketwire- 10/08/10 - Bio-Clean, Inc. (OTCBB. BOCL) is pleased to announce that it has changed its name to Global NuTech, Inc. The trading symbol for the Company's common stock shall remain OTCBB:BOCL. The new CUSIP number is 37950U 105. It has also increased the number of authorized shares of its common stock to 1,400,000,000.

E.G. Marchi, President of Global NuTech, Inc. stated, "The change of name better denotes the multi-faceted lines of business in which we intend to operate. The increase in authorized shares of our common stock will permit us to further expand our operations through future acquisitions or joint venture arrangements, although none, other than our previously announced joint venture arrangement with Agrigenic Foods Company, a/k/a Biotec Foods(R), are planned at this time."

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of our exploration program at our properties and any anticipated future production. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with cleaning fluid and development stage exploration companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact: E. G. Marchi (714) 373-1930